Exhibit 99.1

Cuentas Inc names Industry Veteran Jeffery D. Johnson as Chief Executive Officer

Co-Founder Arik Maimon Remains Executive Chairman of the Board

MIAMI/ August 30, 2021 / Cuentas, Inc. (NASDAQ:CUEN)(NASDAQ:CUENW) ('Cuentas'), a leading fintech provider of mobile banking, digital wallet and payment solutions serving Hispanic and Latino communities today named Jeffery D. Johnson as Chief Executive Officer.

Jeff is an accomplished executive in the payments industry with extensive experience in the product development and distribution of payment solutions. He joins Cuentas after serving as Senior Vice President and General Manager for Netspend, a Global Payments Company (NYSE: GPN).

Johnson replaces Arik Maimon, Interim CEO. Mr. Maimon will continue as Executive Chairman of the Company’s Board of Directors.

“I am extremely excited to have the opportunity to lead Cuentas in its next stages of growth,” said Johnson. “Arik and Michael, co-founders of Cuentas, have built a unique program for the Latino market that has seen significant growth. There are numerous opportunities for expansion, and I am confident that our team can accelerate growth and provide increased shareholder value."

Johnson brings more than 20 years of experience in the payments industry beginning with Stored Value Systems, a FleetCor company (NYSE:FLT) where he led sales for their payroll card and gift card product sets. He also served as Senior Vice President at Money Network, the payroll card company that was acquired by First Data (now Fiserv (NASDAQ: FISV). He led the prepaid group of First Data, a $300M+ division of the company and served as Chief Revenue Officer of Card Compliant, a reg-tech company. He currently sits on the board of AI payments company DataSeers.

“Jeff is a well-respected industry veteran in prepaid and payments, having driven growth, change management and successful exits at numerous companies,” said Arik Maimon, Co-Founder and Executive Chairman of the Board. “He understands the extensive value chain and has the expertise and the relationships we are looking for to help us expand our offerings, enhance partnerships and distribution in a market with $1.5 trillion in purchasing power and explosive growth.” added Maimon.

"I am extremely happy on our selection and Jeff Johnson’s acceptance, to come on as our new CEO of Cuentas. I believe with Jeff’s deep experience in the card, prepaid and merchant processing financial industry for over 20 years, Cuentas will thrive to execute our blueprint on being a leading US and Global mobile banking brand and solution." said Michael De Prado, Co-Founder and Executive Vice Chairman of the Board.

ABOUT CUENTAS

Cuentas, Inc. (Nasdaq: CUEN & CUENW) is a fintech e-banking and e-commerce service provider with proprietary technology aimed at providing solutions for the underbanked and un-banked Hispanic and Latino population. Its services include, but are not limited to, mobile banking, online banking, prepaid debit, ACH and mobile deposits, cash remittance, peer to peer money transferring, and providing access to bank accounts for customers who previously could not obtain bank accounts. The proprietary Cuentas General Purpose Reloadable (GPR) Card provides holders with a digital wallet, discounts for purchases at major physical and online retailers, rewards, and the ability to purchase digital content. For more information, visit the Investor Relations section of www.cuentas.com

FORWARD-LOOKING STATEMENTS

This news release contains 'forward-looking statements', as that term is defined in section 27a of the United States Securities Act of 1933, as amended, and section 21e of the United States Securities Exchange Act of 1934, as amended. Statements in this news release, which are not purely historical, are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Except for the historical information presented herein, matters discussed in this news release contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. Statements that are not historical facts, including statements that are preceded by, followed by, or that include such words as 'estimate', 'anticipate', 'believe', 'plan' or 'expect' or similar statements are forward-looking statements. Forward-looking statements contained in this news release include statements relating to other publicly available information regarding Cuentas.

Investor Relations

Cuentas, Inc.

235 Lincoln Rd., Suite 210

Miami Beach, FL 33139

investor@cuentas.com

800-611-3622

SOURCE: Cuentas, Inc.